                                                                       Exhibit 3


                 PARENT VOTING AGREEMENT AND IRREVOCABLE PROXY

     THIS VOTING AGREEMENT AND IRREVOCABLE PROXY (this "Agreement") is made and entered into as of April 9, 2001 (the "Effective Date"), by and between Broadbase Software, Inc., a Delaware corporation ("Company"), and the undersigned stockholder ("Stockholder") of Kana Communications, Inc., a Delaware corporation ("Parent").

                                   RECITALS
                                   --------

     A. Concurrently with the execution of this Agreement, Company, Parent and Arrow Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Company ("Merger Sub"), are entering into an Agreement and Plan of Merger of even date herewith (as such agreement may hereafter be amended from time to time, the "Merger Agreement") which provides for the merger of Merger Sub with and into Company (the "Merger"). Pursuant to the Merger, shares of common stock of Company, par value $0.001 per share ("Company Common Stock") will be converted into shares of common stock of Parent, par value $0.001 per share ("Parent Common Stock") on the basis described in the Merger Agreement; capitalized terms that are used in this Agreement and are not otherwise defined herein will have the same meanings that such terms have in the Merger Agreement.

     B. Stockholder owns of record or has the power to direct the voting with respect to such number of Shares (as defined herein) as are indicated on the final page of this Agreement;

     C. Stockholder is entering into this Agreement as a material inducement and consideration to Company to enter into the Merger Agreement.

     NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained herein, the parties hereto hereby agree as follows:

     1.  Definitions.
         -----------

         (a) "Expiration Date" means the earlier to occur of (i) the Effective Time of the Merger; and (ii) such time as the Merger Agreement may be terminated in accordance with its terms.

         (b) "Shares" means all issued and outstanding shares of Parent Common Stock owned of record by Stockholder or over which Stockholder exercises voting power, in each case, as of the record date for persons entitled (i) to receive notice of, and to vote at the meeting of the stockholders of Parent called for the purpose of voting on the matters referred to in Section 2.1, or (ii) to take action by written consent of the stockholders of Parent with respect to the matters referred to in Section 2.1; provided, however, that any shares of
                                    --------  -------
capital stock of Parent that Stockholder purchases or with respect to which Stockholder otherwise exercises voting power after the execution of this Agreement and prior to the Expiration Date shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares on the date hereof.

         (c) "Transfer" with respect to any security means to directly or indirectly: (i) sell, pledge, encumber, transfer or dispose of, or grant an option with respect to, such security or any interest in such security; or (ii) enter into an agreement or commitment providing for the sale, pledge, encumbrance, transfer or disposition of, or grant of an option with respect to, such security or any interest therein.

     2.  Agreement to Vote.
         -----------------

         2.1  Voting Agreement.  Stockholder hereby covenants and agrees that,
              ----------------
prior to the Expiration Date, at any meeting (whether annual or special and whether or not an adjourned or postponed meeting) of the stockholders of Parent, however called, and in any action taken by the written consent of stockholders of Parent without a meeting, unless otherwise directed in writing by Company, Stockholder will appear at the meeting or otherwise cause the Shares to be counted as present thereat for purposes of establishing a quorum and vote or consent for cause to be voted or consented the Shares:

              (a) in favor of the issuance of Parent Common Stock pursuant to the Merger, the change of the name of Parent to Kana Software, Inc., the execution and delivery by Parent of the Merger Agreement and the adoption and approval of the terms thereof, and in favor of the other actions contemplated by the Merger Agreement and, to the extent that a vote is solicited in connection with this Voting Agreement or the Merger Agreement, any other action required in furtherance hereof or thereof;

              (b) against any action or agreement that would result in a breach of any representation, warranty, covenant or obligation of Parent in the Merger Agreement or that would preclude fulfillment of a condition precedent under the Merger Agreement to Parent's or Company's obligation to consummate the Merger; and

              (c) against approval of any proposal made in opposition to or in competition with the issuance of the Parent Common Stock pursuant to the Merger and the consummation of the Merger, including, without limitation, any Parent Acquisition Proposal or Parent Superior Offer (each as defined in the Merger Agreement).

         Prior to the Expiration Date, Stockholder will not enter into any agreement or understanding with any person or entity to vote or give instructions in any manner inconsistent with any provision of this Section 2.1. This Agreement is intended to bind Shareholder only with respect to the specific matters set forth herein.

         2.2  Irrevocable Proxy.  Contemporaneously with the execution of this
              -----------------
Agreement, Stockholder will deliver to Company a proxy with respect to Shares in the form attached hereto as Exhibit 1, which proxy will be irrevocable to the
                            ---------
fullest extent permitted by applicable law (the "Proxy"); provided, however, that the Proxy shall be revoked upon termination of this Agreement in accordance with its terms.

         2.3  Transfer and Other Restrictions.  (a)  From and after the date
              -------------------------------
hereof until the termination of this Agreement, Stockholder agrees not to, directly or indirectly:

                 (i) except pursuant to the terms of the Merger Agreement, Transfer any or all of the Shares or any interest therein except as provided in Section 2.2 hereof;

                 (ii) grant any proxy, power of attorney, deposit any of the Shares into a voting trust or enter into a voting agreement or arrangement with respect to the Shares except as provided in this Agreement; or

                 (iii) take any other action that would make any representation or warranty of Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling Stockholder from performing its obligations under this Agreement.

              (b) To the extent Stockholder is, as of the date hereof, party to a contract or agreement that requires Stockholder to Transfer Shares to another person or entity (excluding a contract or agreement pledging Shares to Parent), Stockholder will not effect any such Transfer unless to cause the transferee to be bound by and to execute an agreement in the form of this Agreement with respect to the Shares to be Transferred. Nothing herein shall prohibit Stockholder from exercising (in accordance with the terms of the option or warrant, as applicable) any option or warrant Stockholder may hold; provided,
                                                                    --------
however, that the securities acquired upon such exercise shall be deemed Shares.
-------

              (c) Stockholder agrees with, and covenants to, Company that Stockholder shall not request that Parent register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any Shares, unless such transfer is made pursuant to and in compliance with this Agreement.

The foregoing restrictions shall not prohibit a transfer of Shares (i) in the case of an individual, to any member of his immediate family, to a trust for the benefit of Stockholder or any member of his immediate family or a transfer of Shares upon the death of Stockholder, (ii) in the case of a partnership or limited liability company, to one or more partners or members or to an affiliated corporation or (iii) which Stockholder can not prevent (it being understood that Stockholder shall use his best efforts to prevent transfers other than pursuant to (i) or (ii) hereof); provided, however, that any transferee with respect to a transfer permitted under (i) or (ii) shall, as a precondition to such transfer, agree in a writing delivered to Parent, to be bound by the terms and conditions of this Agreement and executed and deliver to Parent a proxy in the form attached hereto

     3.  Waivers.  Stockholder agrees not to exercise any rights of appraisal
         -------
and any dissenters' rights that Stockholder may have (whether under applicable law or otherwise) or could potentially have or acquire in connection with the Merger.

     4.  Representations, Warranties and Covenants of Stockholder.  Stockholder
         --------------------------------------------------------
hereby represents, warrants and covenants as follows:

         4.1  Authority, Enforceability.  Stockholder has power and authority
              -------------------------
to enter into, execute, deliver and perform Stockholder's obligations under this Agreement and to make the representations, warranties and covenants contained herein. This Agreement has been duly executed and delivered by Stockholder and constitutes a legal, valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors and
(ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

         4.2  No Conflicts, No Defaults and Consents.  The execution and
              --------------------------------------
delivery of this Agreement by Stockholder do not, and the performance of this Agreement by Stockholder will not: (i) conflict with or violate any order, decree or judgment applicable to Stockholder or by which Stockholder or any of Stockholder's properties or Shares is bound or affected; (ii) violate any agreement to which Stockholder is a party or is subject, including, without limitation, any voting agreement or voting trust; (iii) result in any breach of or constitute a default (with notice or lapse of time, or both) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any lien, restriction, adverse claim, option on, right to acquire, or any encumbrance or security interest in or to any of the Shares, pursuant to any written, oral or other agreement, contract or legally binding commitment to which Stockholder is a party or by which Stockholder or any of the Shares is bound or affected, or (iv) require any written, oral or other agreement, contract or legally binding commitment of any third party.

         4.3  Shares Owned.  As of the Effective Date of this Agreement,
              ------------
Stockholder owns of record or has the power to direct the voting with respect to, in the aggregate the number of shares of Parent Common Stock set forth below Stockholder's name on the signature page of this Agreement, and does not own of record, or have the power to direct the voting with respect to, any shares of capital stock of Parent other than the Shares set forth below Stockholder's name on the signature page hereof.

         4.4  Accuracy of Representations; Reliance by Company. The
              ------------------------------------------------
representations and warranties contained in this Agreement are accurate in all respects as of the date of this Agreement, will be accurate in all respects at all times through the Expiration Date and will be accurate in all respects as of the Effective Time of the Merger as if made on that date. Stockholder understands and acknowledges that Company is entering into the Merger Agreement in reliance upon Stockholder's execution and delivery of this Agreement.

         4.5  Further Assurances. Stockholder agrees to execute and deliver any
              ------------------
additional documents reasonably necessary or desirable, in the opinion of Company or Parent, to carry out the purposes and intent of this Agreement and the Proxy.

     5.  Miscellaneous.
         -------------

         5.1  Severability. If any provision of this Agreement is found by any
              ------------
arbitrator or court of competent jurisdiction to be invalid or unenforceable, then the parties hereby waive such provision to the extent that it is found to be invalid or unenforceable and to the extent that to do so would not deprive one of the parties of the substantial benefit of its bargain. Such provision will, to the extent allowable by law and the preceding sentence, not be voided or canceled but will instead be modified by such arbitrator or court so that it becomes enforceable and, as modified, will be enforced as any other provision hereof, all the other provisions hereof continuing in full force and effect.

         5.2  Amendment; Waiver.  This Agreement may be amended, modified,
              -----------------
superseded, canceled, renewed or extended only by an agreement in writing executed by Company and Stockholder. The failure by either party at any time to require performance or compliance by the other of any of its obligations or agreements will in no way affect the right to require such performance or compliance at any time thereafter. The waiver by either party of a breach of any provision of this Agreement will not be treated as a waiver of any preceding or succeeding breach of such provision or as a waiver of the provision itself. No waiver of any kind will be effective or binding, unless it is in writing and is signed by the party against whom such waiver is sought to be enforced.

         5.3  Entire Agreement.  This Agreement, together with the Merger
              ----------------
Agreement, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

         5.4  Assignment.  This Agreement and all rights and obligations
              ----------
hereunder are personal to Stockholder and may not be transferred or assigned by Stockholder at any time. Company may assign its rights, and may delegate its obligations hereunder, to any Subsidiary of Parent; provided however, that any
                                                    -------- -------
such assignee assumes Company's obligations hereunder. This Agreement will be binding upon, and inure to the benefit of, the persons or entities who are permitted, by the terms of this Agreement, to be successors, assigns and personal representatives of the respective parties hereto.

         5.5  Governing Law.  Except for matters required to be governed by and
              -------------
administered in accordance with Delaware corporate law, this Agreement will be governed by and construed in accordance with the internal laws of the State of California, excluding that body of laws pertaining to conflict of laws.

         5.6  Costs of Enforcement.  If any party to this Agreement seeks to
              --------------------
enforce its rights under this Agreement by legal proceedings or otherwise, the non-prevailing party will pay all costs and expenses incurred by the prevailing party, including, without limitation, all reasonable attorneys' and experts' fees.


         5.7  Notices.  Any and all notices required or permitted to be given
              -------
to a party pursuant to the provisions of this Agreement will be in writing and will be effective and deemed to provide such party sufficient notice under this Agreement on the earliest of the following: (i) at the time of personal delivery, if personal delivery is made to the receiving party; (ii) one (1) business day after deposit with an express overnight courier for United States deliveries, or two (2) business days after such deposit for deliveries outside of the United States; or (iii) three (3) business days after deposit in the United States mail by registered or certified mail (return receipt requested) for United States deliveries. All notices for delivery outside the United States will be sent by express courier. All notices not delivered personally will be sent with postage and/or other charges prepaid and properly addressed to the party to be notified at the address set forth below, or at such other address as such other party may designate by ten (10) days advance written notice to the other parties hereto.

If to Stockholder:               ____________________
                                 c/o Kana Communications, Inc.
                                 740 Bay Road
                                 Redwood City, CA  94063
                                 Attention:  Jay Wood
                                 Facsimile No.:  (650) 474-8506

with a copy to:                  Brobeck, Phleger & Harrison LLP
                                 Two Embarcadero Place
                                 2200 Geng Road
                                 Palo Alto, CA  94303
                                 Attention: David Makarechian, Esq.
                                 Phone:  (650) 424-2160
                                 Fax: (650) 496-2885

If to Company:                   Broadbase Software, Inc.
                                 181 Constitution Drive
                                 Menlo Park, CA 94025
                                 Attention:  Chuck Bay
                                 Facsimile No.:  (650) 614-8301
with a copy to:                  Fenwick & West LLP
                                 275 Battery Street, Suite 1500
                                 San Francisco, CA 94111
                                 Attention:  David K. Michaels, Esq.
                                 Phone:  (415) 875-2300
                                 Fax:  (415) 281-1350

         5.8  Specific Performance.  Each of the parties hereto recognizes and
              --------------------
acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the other party to sustain damage for which it would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

         5.9  Counterparts.  This Agreement may be executed in counterparts,
              ------------
each of which will be deemed an original but all of which, taken together, constitute one and the same agreement.

         5.10  Titles.  The titles and captions of the sections and paragraphs
               ------
of this Agreement are included for convenience of reference only and will have no effect on the construction or meaning of this Agreement.

         5.11  Termination.  This Agreement will be terminated and will be of
               -----------
no further force and effect upon the earlier to occur of (i) the Effective Time and (ii) the termination of the Merger Agreement pursuant to its terms.

     IN WITNESS WHEREOF, the undersigned parties have executed this Agreement as of the date first above written.


BROADBASE SOFTWARE, INC.            STOCKHOLDER

By: /s/ Chuck Bay
   ----------------------------     ---------------------------------------
Name:  Chuck Bay

Title:  Chief Executive Officer

                                    Kana Communications, Inc:
                                                             --------------



                      [SIGNATURE PAGE TO VOTING AGREEMENT]

                                                   EXHIBIT 1 TO VOTING AGREEMENT
                                                   -----------------------------

                               IRREVOCABLE PROXY

     The undersigned stockholder (the "Stockholder") of Kana Communications, Inc., a Delaware corporation ("Parent"), hereby irrevocably (to the fullest extent permitted by applicable law) appoints and constitutes the members of the Board of Directors of Broadbase Software, Inc., a Delaware corporation ("Company"), and each of them (collectively the "Proxyholders"), the agents, attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to the fullest extent of the undersigned's rights with respect to (i) the shares of capital stock of Parent owned of record by the undersigned, or over which the undersigned has voting power, as of the date of this proxy, which shares are specified on the final page of this proxy; (ii) any and all other shares of capital stock of Parent which the undersigned may acquire or with respect to which the undersigned shall acquire voting power after the date hereof, including, without limitation, in the event of a dividend or distribution of capital stock of Parent, or any change in Parent's capital stock by reason of any stock dividend, split-up, recapitalization, combination, exchange of shares or the like, all shares of Parent's capital stock issued or distributed pursuant to such stock dividends and distributions and any shares of Parent's capital stock into which or for which any or all of the shares otherwise held by the undersigned may be so changed or exchanged. (The shares of the capital stock of Parent referred to in clauses (i) and (ii) of the immediately preceding sentence are collectively referred to as the "Shares.") Upon the execution hereof, all prior proxies given by the undersigned with respect to any of the Shares are hereby revoked, and no subsequent proxies will be given with respect to any of the Shares until such time as this proxy shall be terminated in accordance with its terms.

     The Proxyholders named above will be empowered, and may exercise this proxy, to vote the Shares at any time until the Expiration Date (as defined in the Voting Agreement dated as of the date hereof, between Company and the undersigned (the "Voting Agreement")) at any meeting of the stockholders of Parent, however called, or in any action by written consent of stockholders of
Parent:

          (i) in favor of the issuance of Parent Common Stock pursuant to the merger (the "Merger") contemplated by the Agreement and Plan of Merger by and among Company, Arrow Acquisition Corp., and Parent, dated as of the date hereof (the "Merger Agreement"), the change of the name of Parent to Kana Software, Inc., the execution and delivery by Parent of the Merger Agreement and the adoption and approval of the terms thereof and in favor of the other actions contemplated by the Merger Agreement and, to the extent that a vote is solicited in connection with the Voting Agreement or the Merger Agreement, any other action required in furtherance hereof or thereof;

          (ii) against any action or agreement that would result in a breach of any representation, warranty, covenant or obligation of Parent in the Merger Agreement or that would preclude fulfillment of a condition precedent under the Merger Agreement to Parent's or Company's obligation to consummate the Merger; and

          (iii) against approval of any proposal made in opposition to or in competition with the consummation of the Merger including, without limitation, any Parent Acquisition Proposal or Parent Superior Offer (each as defined in the Merger Agreement).

     The Proxyholders may not exercise this proxy on any other matter. The Stockholder may vote the Shares on all such other matters. The proxy granted by the Stockholder to the Proxyholders hereby is granted as of the date of this Irrevocable Proxy in order to secure the obligations of the Stockholder set forth in Section 2 of the Voting Agreement.

     This proxy will terminate upon the termination of the Voting Agreement in accordance with its terms. Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned. The undersigned Stockholder authorizes the Proxyholders to file this proxy and any substitution or revocation of substitution with the Secretary of Parent and with any Inspector of Elections at any meeting of the stockholders of Parent.

     This proxy is irrevocable, is coupled with an interest, and shall survive the insolvency, incapacity, death or liquidation of the undersigned and will be binding upon the heirs, successors and assigns of the undersigned (including any transferee of any of the Shares).

Dated: April __, 2001

                         STOCKHOLDER

                         ___________________________________________

                         Kana Communications, Inc. Stock:_______________

                                                                       Exhibit C
                                                                       ---------

                    FORM OF COMPANY STOCK OPTION AGREEMENT


            See Exhibit 3 to the Statement of Beneficial Ownership
                   on Schedule 13D filed on April 18, 2001.